UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      September 3, 2008

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12010 Sunset Hills Road, 9th Floor Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

As disclosed in TerreStar Corporation’s (“Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2008, the Company’s majority owned subsidiary TerreStar Networks Inc. (“TerreStar Networks”) had been named as a defendant in a lawsuit filed on June 25, 2008 by Sprint Nextel Corporation (“Sprint”) in the United States District Court for the Eastern District of Virginia. New ICO Satellite Services, G.P. (“ICO”) was also named as a defendant.

In the lawsuit, Sprint contended that the defendants owed Sprint reimbursement for certain spectrum relocation costs Sprint had or will incur in connection with relocating incumbent licensees from certain frequencies in the 2 GHz spectrum band. Sprint sought among other things, enforcement of certain Federal Communications Commission orders and reimbursement of not less than $100 million from each defendant.

On August 1, 2008, TerreStar Networks filed a motion to dismiss or stay the lawsuit on the grounds that either primary jurisdiction over the matter was with the Federal Communications Commission (“FCC”) or that Sprint had failed to exhaust its administrative remedies before the FCC.

On August 29, 2008, the Court granted TerreStar Networks’ motion to stay on primary jurisdiction grounds, stayed the case pending further FCC action, and removed the case from the Court’s active docket.

A copy of the Court’s August 29, 2008 order is attached as Exhibit 99.1.  This exhibit is furnished, not filed, pursuant to Regulation FD.

Item 9.01.	Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Court Order dated August 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

Date: September 3, 2008	By:	/s/ Jeffrey W. Epstein
Jeffrey W. Epstein
President